EXHIBIT 10.2

ADDENDUM TO

ACQUISITION AGREEMENT

THIS ADDENDUM TO ACQUISITION AGREEMENT (“Addendum”) is made as of June 4, 2015 by and among Kalex Corp., a Delaware corporation (“Kalex”), and the stockholders (“Stockholders”) of LCP, Inc., a California corporation (“LCP”), Intelecon Inc., a Wyoming corporation (“Intelecon”), and the Estate of Norman King (“Estate”).

RECITALS

WHEREAS, the above parties entered into an Acquisition Agreement (“Agreement”) dated May 18, 2015; and,

WHEREAS, the parties desire to amend the terms of the Agreement by the provisions of this Addendum.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENTS

1. Section 1 of the Agreement is amended, in part, to read as follows:

“The Estate, in consideration of the receipt from it by Kalex, of the one thousand (1,000) shares of Kalex Series A preferred stock, shall issue to the Estate five hundred thousand (500,000) shares of Kalex Common Stock (“Estate Stock”). Such Series A preferred stock shall be cancelled by Kalex upon its receipt. Kalex shall also deliver to the Estate two warrants (“Estate Warrants”), as follows: (a) one covering four hundred thousand (400,000) shares of Kalex Common Stock, exercisable upon issuance for a period of three (3) years thereafter at ten cents ($0.10) per share (“A Warrants”); and (b) one covering one hundred thousand (100,000) shares of Kalex Common Stock, exercisable for a period of three (3) years commencing one (1) year after the issuance of the first warrant at fifty cents ($0.50) per share (“B Warrants”. The Estate Stock and the common stock underlying the Estate Warrant shall have registration rights as to the number of shares permitted to be registered by the Securities and Exchange Commission in a Form S-1 registration statement. Such A and B Warrants shall be exercisable on a cashless basis. Warrant agreements and related exercise forms will be delivered to the Estate within ten (10) business days of the date of this Addendum.

2. Section 2.1(e) of the Agreement is amended to read as follows:

“(e) Kalex shall deliver to the Estate a certificate or certificates representing an aggregate of five hundred (500,000) restricted shares of Kalex common stock, in the name of the Estate of Norman King. Kalex shall also deliver to the Estate the Estate Warrants, in the name of the Estate of Norman King.

3. Section 2.17 shall be added to read as follows:

For a period of twelve (12) months from the date of this Addendum, Kalex shall not effectuate a reverse split of its common stock.

4. All terms and conditions of the Agreement not otherwise amended by this Addendum shall remain in full force and effect.

1

IN WITNESS WHEREOF, this Addendum to Acquisition Agreement has been executed by the parties hereto as of the day and year first written above.

KALEX CORP.

By:	/s/ Arnold F. Sock
Arnold F. Sock
President

STOCKHOLDERS OF LCP, INC.

By:	/s/ Michael Selsman
Michael Selsman

INTELECON INC.

By:	/s/ Edward Vakser
Edward Vakser
CEO

2

The undersigned hereby join in the execution of this Agreement for the purpose of evidencing their agreement to their respective (and those of their respective entities), covenants, conditions, terms, representations , and warranties.

THE ESTATE OF NORMAN KING

By:	/s/ Larry King
Larry King,
Co-Executor

By:	/s/ Barbara King
Barbara King
Co-Executor

ARNOLD F. SOCK

By:	/s/ Arnold F. Sock
Arnold F. Sock

3